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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and Proxy Statement/Prospectus of Healtheon/WebMD Corporation and related Proxy Statement of OnHealth Network Company for the registration of 4,717,859 shares of its common stock and to the incorporation by reference therein of our report dated February 29, 2000, with respect to the financial statements of Healtheon/WebMD Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                         /s/ ERNST & YOUNG LLP

Atlanta, Georgia

July 26, 2000